Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS RESULTS

FOR FOURTH QUARTER 2010; EXCEEDS REVENUE

AND NON-GAAP EPS GUIDANCE

Continued Execution on Revenue, Profitability and Long-Term Strategic Objectives

ENGLEWOOD, COLO. (February 8, 2011) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter and year ended December 31, 2010.

Key Financial Highlights:

•

CSG completed its acquisition of United Kingdom-based Intec Telecom Systems PLC on November 30, 2010. As a result, one month of Intec’s operations are included in CSG’s fourth quarter and full-year 2010 results.

•	Fourth quarter 2010 results:

•	Total revenues were $154.1 million, of which $17.8 million related to Intec’s operations, and $136.3 million related to CSG’s historical operations.

•	Non-GAAP operating income was $31 million, or 19.9% of total revenues, and GAAP operating income was $21 million, or 13.4% of total revenues.

•

Non-GAAP earnings per diluted share (EPS) was $0.69, of which $0.01 related to the overall impact of the Intec acquisition, and $0.68 related to CSG’s historical operations. GAAP EPS was a loss of ($0.05).

•	Full year 2010 results:

•

Total revenues were $549.4 million, of which $17.8 million related to Intec’s operations, and $531.6 million related to CSG’s historical operations, which exceeded the high end of CSG’s $530 million revenue guidance for the year.

•	Non-GAAP operating income was $107.1 million, or 19.5% of total revenues, and GAAP operating income was $74.3 million, or 13.5% of total revenues.

•

Non-GAAP EPS was $2.30, of which $0.01 related to the overall impact of the Intec acquisition, and $2.29 related to CSG’s historical operations, which exceeded the high end of CSG’s guidance of $2.27. GAAP EPS was $0.67.

•	Cash flows from operations for the quarter were $47 million, and $121 million for the year ended December 31, 2010.

•	In January 2011, CSG announced that it extended its contract with DISH Network L.L.C., its second largest client, through 2017 for customer care and billing and print and mail services.

“CSG had another strong quarter, ending the year with completion of the Intec acquisition and the seven year extension with our second largest client, DISH Network,” said Peter Kalan, president and chief executive officer for CSG Systems. “We enter 2011 with a solidified core business, an extensive and broad product portfolio that will enable us to continue to be a trusted partner to service providers around the world and an international infrastructure that can scale to take advantage of the opportunities that are taking shape in the communications industry.”

CSG Systems International, Inc.

February 8, 2011

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	Percent Change	2010	2009	Percent Change
Revenues	$154,079	$127,787	21%	$549,379	$500,717	10%
Customer Accounts (end of period)	48,913	48,645	1%	48,913	48,645	1%
Non-GAAP Results:
Operating Income	$30,640	$22,545	36%	$107,064	$90,233	19%
Operating Income Margin	19.9%	17.6%	—	19.5%	18.0%	—
EPS	$0.69	$0.48	44%	$2.30	$2.00	15%
GAAP Results:
Operating Income	$20,661	$16,274	27%	$74,342	$74,747	(1)%
Operating Income Margin	13.4%	12.7%	—	13.5%	14.9%	—
EPS from continuing operations	$(0.05)	$0.24	(121)%	$0.67	$1.22	(45)%

CSG’s calculations of non-GAAP operating income and non-GAAP EPS exclude different items. The following table below outlines the exclusions from CSG’s non-GAAP financial measures for 2009 and 2010.

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
Intec acquisition-related charges	X	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Unusual income tax matters	—	X
Amortization of original issue discount (“OID”)	—	X
Gain/loss on repurchase of convertible debt securities	—	X

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

CSG Systems International, Inc.

February 8, 2011

Financial Impact of Intec Acquisition

On November 30, 2010, CSG completed the acquisition of Intec Telecom Systems. Intec is a leader in wholesale and retail billing and mediation software worldwide. The overall cost of the acquisition was approximately $400 million, which includes the purchase price, all acquisition-related charges, and debt issuance costs. As a result, one month of Intec’s operations are included in CSG’s fourth quarter and full-year 2010 results. The overall impact of the Intec acquisition (which includes Intec’s December 2010 operating results, all Intec acquisition-related costs, and the interest cost related to the financing of the acquisition) on the consolidated results is summarized as follows (in thousands):

	Quarter Ended December 31, 2010			Year Ended December 31, 2010
	CSG Historical Operations	Overall Intec Impact	Total	CSG Historical Operations	Overall Intec Impact	Total
Revenues	$136,245	$17,834	$154,079	$531,545	$17,834	$549,379
Non-GAAP Results:
Operating Income	$30,419	$221	$30,640	$106,843	$221	$107,064
Operating Income Margin	22.3%	1.2%	19.9%	20.1%	1.2%	19.5%
EPS	$0.68	$0.01	$0.69	$2.29	$0.01	$2.30
GAAP Results:
Operating Income	$30,081	$(9,420)	$20,661	$86,363	$(12,021)	$74,342
Operating Income Margin	22.1%	(52.9)%	13.4%	16.2%	(67.4)%	13.5%
EPS - continuing operations	$0.57	$(0.62)	$(0.05)	$1.30	$(0.63)	$0.67

Results of Operations

Revenues: Total revenues for the fourth quarter of 2010 were $154.1 million, a 21% increase from revenues of $127.8 million for the same period in 2009. Total revenues consisted of $17.8 million coming from the one month of Intec’s operations, and $136.3 million coming from CSG’s historical operations. Of the 21% year-over-year increase, seven (7) percentage points are attributed to the organic growth experienced from CSG’s historical operations and 14 percentage points are attributed to the one month impact of the acquired Intec operations.

Total revenues for the full year 2010 were $549.4 million, a 10% increase from revenues of $500.7 million for the same period in 2009. Total revenues consisted of $17.8 million coming from the one month of Intec’s operations, and $531.6 million coming from CSG’s historical operations, which exceeded the high end of CSG’s $530 million revenue guidance for the year. Of the 10% year-over-year increase, six (6) percentage points are attributed to the organic growth from CSG’s historical operations and four (4) percentage points are attributed to the one month impact of the acquired Intec operations.

CSG Systems International, Inc.

February 8, 2011

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2010 was $30.6 million, or 19.9% of total revenues, which compares to $22.5 million, or 17.6%, for the same period last year. The non-GAAP operating income for the fourth quarter benefited by $0.2 million from Intec’s operations. The non-GAAP operating income for the fourth quarter of 2010 excludes $9.6 million of Intec acquisition-related charges and $0.3 million of data center transition expenses, and the non-GAAP operating income for the fourth quarter of 2009 excludes $6.3 million of data center transition expenses.

Non-GAAP operating income for the full year 2010 was $107.1 million, or 19.5% of total revenues, which compares to 18.0% for the same period last year. The non-GAAP operating income for the full year 2010 benefited by $ 0.2 million from Intec’s operations. The 2010 full year non-GAAP operating income excludes $20.5 million of data center transition expenses and $12.2 million of Intec acquisition-related charges. The 2009 full year non-GAAP operating income excludes $15.5 million of data center transition expenses.

Non-GAAP EPS for the fourth quarter of 2010 of $0.69 increased 44% when compared to non-GAAP EPS of $0.48 for the fourth quarter of 2009. Non-GAAP EPS for the full year 2010 was $2.30, compared to non-GAAP EPS of $2.00 for the full year 2009, a 15% increase year-over-year. The overall impact of the Intec acquisition was accretive to non-GAAP EPS for both the quarter and full year of 2010 by $0.01.

The improvement in both the non-GAAP operating margin and non-GAAP EPS between years can be attributed primarily to the revenue growth discussed above, scale benefits, and the operational and financial benefits related to our recently completed data center migration.

GAAP Results: GAAP operating income for the fourth quarter of 2010 was $20.7 million, or 13.4% of total revenues, compared to $16.3 million, or 12.7%, for the fourth quarter of 2009. GAAP operating income for the year ended 2010 was $74.3 million, or 13.5% of total revenues, compared to GAAP operating income of $74.7 million, or 14.9%, for the year ended 2009. The data center migration expenses reduced operating income by $0.3 million and $20.5 million, respectively, for the fourth quarter and full year ended December 31, 2010, which compares to $6.3 million and $15.5 million for the same periods in 2009. The overall impact of the Intec acquisition reduced GAAP operating income by $9.6 million and $12.2 million for the fourth quarter and the full year 2010, respectively.

GAAP EPS from continuing operations for the fourth quarter of 2010 was a loss of $(0.05), compared to $0.24 for the same period last year, and was impacted by the following items:

•

the data center transition expenses of $0.3 million and $6.3 million for the quarters ended December 31, 2010 and 2009, respectively, negatively impacted GAAP EPS from continuing operations by ($0.01) and ($0.12), respectively; and

•	the Intec acquisition-related charges of $23.6 million for the fourth quarter ended December 31, 2010, negatively impacted GAAP EPS from continuing operations by $(0.50).

CSG Systems International, Inc.

February 8, 2011

GAAP EPS from continuing operations for the year ended 2010 was $0.67, compared to $1.22 for the year ended 2009, and was impacted by the following items:

•

the data center transition expenses of $20.5 million and $15.5 million for the years ended December 31, 2010 and 2009, respectively, negatively impacted GAAP EPS from continuing operations by ($0.40) and ($0.29), respectively; and

•	the Intec acquisition-related charges of $26.2 million for the year ended December 31, 2010, negatively impacted GAAP EPS from continuing operations by $(0.52).

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	December 31, 2010	September 30, 2010	December 31, 2009
Cash, cash equivalents, and short-term investments	$215,550	$212,332	$198,377
Net trade accounts receivable	155,005	113,319	107,810
Total long-term debt:
Par value	$410,149	$177,199	$170,300
Unamortized original issue discount	(35,462)	(36,960)	(12,853)

Net debt carrying amount	$374,687	$140,239	$157,447

The increase in net trade accounts receivable of $41.7 from September 30, 2010 and December 31, 2010 relates primarily to the Intec acquisition. The Intec acquisition was funded with approximately $149 million of CSG’s existing cash, and $235 million of new bank debt, resulting in an increase in the debt balance between September 30, 2010 and December 31, 2010. Intec had approximately $110 million of cash, cash equivalents, and short-term investments on hand as of the closing date of the acquisition by CSG.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Operations	$32,529	$24,320	$112,262	$115,020
Changes in operating assets and liabilities	14,545	31,291	9,047	38,039

Net cash provided by operating activities	$47,074	$55,611	$121,309	$153,059

Cash Flows from Investing Activities:
Purchases of property and equipment	$(4,419)	$(5,837)	$(14,277)	$(40,313)

CSG Systems International, Inc.

February 8, 2011

DISH Contract Extension

In January 2011, CSG announced that it extended its contract for customer care and billing, and print and mail services with its second largest client, DISH Network, through 2017. In conjunction with this contract extension, DISH Network will migrate to CSG’s Advanced Convergent Platform (ACP), the most deployed next generation customer care and billing system in the North American cable and satellite market. See CSG’s Form 8-K filed on January 18, 2011, for additional details regarding the terms of the contract.

2011 Financial Guidance

A summary of CSG’s financial guidance for the full year 2011, which includes the full year impact of CSG’s ownership of Intec, is as follows:

Revenues	$757 - $772 million
Non-GAAP EPS	$2.24 - $2.32
GAAP EPS from continuing operations	$1.47 - $1.55
Adjusted EBITDA	$177 - $181 million

CSG’s 2011 financial guidance is based upon the initial estimates of the Intec purchase price allocation, which is considered preliminary and subject to change once CSG receives certain information it believes is necessary to finalize the acquisition accounting.

Beginning in 2011, CSG has modified its calculation of non-GAAP operating income. Going forward, the calculation of CSG’s non-GAAP operating income will now exclude the impact of stock-based compensation and the amortization of acquired intangible assets. There is no change to the non-GAAP EPS calculation as these two items were already excluded in that calculation. The data center transition project and the Intec acquisition were completed in 2010, and thus, there are no anticipated costs for either of these items in 2011. The following table below compares the exclusions from CSG’s non-GAAP financial measures for the existing 2009 and 2010 presentations and the presentation planned for 2011:

	Operating Income		EPS
Non-GAAP Exclusions	2009/2010	2011	2009/2010	2011
Data center transition expenses	X	NA	X	NA
Intec acquisition-related charges	X	NA	X	NA
Stock-based compensation	—	X	X	X
Amortization of acquired intangible assets	—	X	X	X
Unusual income tax matters	—	—	X	X
Amortization of original issue discount (“OID”)	—	—	X	X
Gain/loss on repurchase of convertible debt securities	—	—	X	X

CSG Systems International, Inc.

February 8, 2011

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Conference Call

CSG will host a one-hour conference call on February 8, 2011, at 5:00 p.m. ET, to discuss CSG’s fourth quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (877) 941-2333 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

CSG Systems International, Inc. (NASDAQ: CSGS) is a world-leading Business Support Systems (BSS) company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, China Unicom, DISH Network, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG Systems offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. The company serves a global client base across highly competitive industries including cable and direct broadcast satellite, telecommunications, financial services, healthcare, utilities, content, entertainment and more.

For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately one-third of its revenues from its two largest clients;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights;

•	CSG conducting business in the international marketplace; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

CSG Systems International, Inc.

February 8, 2011

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG Systems International, Inc.

February 8, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$197,858	$163,489
Short-term investments	17,692	34,888

Total cash, cash equivalents, and short-term investments	215,550	198,377
Trade accounts receivable-Billed, net of allowance of $1,837 and $2,036	155,005	107,810
Unbilled and other	30,803	9,140
Deferred income taxes	14,342	16,826
Income taxes receivable	7,015	2,114
Other current assets	17,241	9,575

Total current assets	439,956	343,842
Property and equipment, net of depreciation of $94,236 and $88,195	52,257	56,799
Software, net of amortization of $45,579 and $40,266	31,118	12,157
Goodwill	209,164	107,052
Client contracts, net of amortization of $133,218 and $122,666	116,328	41,407
Other assets	19,660	4,920

Total assets	$868,483	$566,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of $621 and zero	$69,528	$—
Client deposits	31,897	29,906
Trade accounts payable	25,381	26,856
Accrued employee compensation	53,372	26,598
Deferred revenue	56,184	26,307
Other current liabilities	32,019	9,894

Total current liabilities	268,381	119,561

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $34,841 and $12,853	305,159	157,447
Deferred revenue	16,103	20,498
Income taxes payable	954	5,889
Deferred income taxes	24,060	42,198
Other non-current liabilities	16,748	8,474

Total non-current liabilities	363,024	234,506

Total liabilities	631,405	354,067

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,120,789 shares and 35,125,943 shares outstanding	641	636
Additional paid-in capital	439,712	408,722
Treasury stock, at cost, 29,956,808 shares and 28,456,808 shares	(704,963)	(675,623)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	4	10
Unrecognized pension plan losses and prior service costs, net of tax	(897)	(919)
Cumulative translation adjustments	868	—
Accumulated earnings	501,713	479,284

Total stockholders’ equity	237,078	212,110

Total liabilities and stockholders’ equity	$868,483	$566,177

CSG Systems International, Inc.

February 8, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues:
Processing and related services	$129,382	$119,116	$497,775	$464,970
Software, maintenance and services	24,697	8,671	51,604	35,747

Total revenues	154,079	127,787	549,379	500,717

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	61,034	65,658	258,638	249,335
Software, maintenance and services	13,166	6,818	31,166	26,344

Total cost of revenues	74,200	72,476	289,804	275,679
Other operating expenses:
Research and development	21,435	17,617	78,050	70,113
Selling, general and administrative	29,978	15,619	82,586	59,510
Depreciation	5,850	5,386	22,428	20,069
Restructuring charges	1,955	415	2,169	599

Total operating expenses	133,418	111,513	475,037	425,970

Operating income	20,661	16,274	74,342	74,747

Other income (expense):
Interest expense	(2,237)	(1,298)	(6,976)	(5,660)
Amortization of original issue discount	(1,446)	(2,057)	(6,893)	(8,382)
Gain (loss) on repurchase of convertible debt securities	(79)	—	(12,714)	1,468
Interest and investment income, net	230	141	754	1,194
Loss on foreign currency transactions	(14,023)	—	(14,023)	—
Other, net	(834)	15	(817)	2

Total other	(18,389)	(3,199)	(40,669)	(11,378)

Income before income taxes	2,272	13,075	33,673	63,369
Income tax provision	(4,063)	(4,609)	(11,244)	(21,507)

Income (loss) from continuing operations	(1,791)	8,466	22,429	41,862

Discontinued operations:
Income from discontinued operations	—	—	—	—
Income tax provision	—	—	—	1,471

Discontinued operations, net of tax	—	—	—	1,471

Net income (loss)	$(1,791)	$8,466	$22,429	$43,333

Basic earnings per common share:
Income (loss) from continuing operations	$(0.05)	$0.25	$0.68	$1.22
Discontinued operations, net of tax	—	—	—	0.04

Net income (loss)	$(0.05)	$0.25	$0.68	$1.26

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.05)	$0.24	$0.67	$1.22
Discontinued operations, net of tax	—	—	—	0.04

Net income (loss)	$(0.05)	$0.24	$0.67	$1.26

Weighted-average shares outstanding – Basic:
Common stock	32,428	33,353	32,537	33,228
Participating restricted stock	433	963	543	1,097

Total	32,861	34,316	33,080	34,325

Weighted-average shares outstanding – Diluted:
Common stock	32,428	33,602	32,822	33,352
Participating restricted stock	433	963	543	1,097

Total	32,861	34,565	33,365	34,449

CSG Systems International, Inc.

February 8, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$22,429	$43,333
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	22,428	20,069
Amortization	19,438	14,325
Amortization of original issue discount	6,893	8,382
Gain on short-term investments and other	(129)	(600)
(Gain)/loss on repurchase of convertible debt securities	12,714	(1,468)
Loss on foreign currency transactions	14,023	—
Deferred income taxes	3,275	18,492
Excess tax benefit of stock-based compensation awards	(1,147)	(145)
Stock-based employee compensation	12,338	12,632

Subtotal	112,262	115,020
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(4,295)	12,550
Other current and non-current assets	(509)	(1,053)
Income taxes payable/receivable	(9,971)	(7,927)
Trade accounts payable and accrued liabilities	22,288	9,311
Deferred revenue	1,534	25,158

Net cash provided by operating activities	121,309	153,059

Cash flows from investing activities:
Purchases of property and equipment	(14,277)	(40,313)
Purchases of short-term investments	(64,583)	(57,036)
Proceeds from sale/maturity of short-term investments	81,900	79,700
Net proceeds from foreign currency hedge	582	—
Payments related to foreign currency transactions	(14,605)	—
Acquisition of businesses, net of cash acquired	(259,502)	(6,738)
Acquisition of and investments in client contracts	(4,797)	(16,423)

Net cash used in investing activities	(275,282)	(40,810)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,405	1,477
Repurchase of common stock	(34,030)	(6,562)
Payments on acquired equipment financing	(1,157)	(992)
Proceeds from long-term debt	385,000	—
Repurchase of convertible debt securities	(150,958)	(26,714)
Payments of deferred financing costs	(14,999)	—
Excess tax benefit of stock-based compensation awards	1,147	145

Net cash provided by (used in) financing activities	186,408	(32,646)

Effect of exchange rate fluctuations on cash	1,934	—

Net increase in cash and cash equivalents	34,369	79,603
Cash and cash equivalents, beginning of period	163,489	83,886

Cash and cash equivalents, end of period	$197,858	$163,489

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,345	$4,715
Income taxes	17,869	9,463

CSG Systems International, Inc.

February 8, 2011

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS and non-GAAP adjusted EBITDA. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 8, 2011

Non-GAAP Financial Measures: Basis of Presentation

Beginning in 2011, CSG has modified its calculation of non-GAAP operating income. Going forward, the calculation of CSG’s non-GAAP operating income will now exclude the impact of stock-based compensation and the amortization of acquired intangible assets. There is no change to the non-GAAP EPS calculation as these two items were already excluded in this calculation for 2009 and 2010. CSG believes the exclusion of these items in its non-GAAP operating income is more consistent with the method used by other companies in similar industries and with the calculation of CSG’s non-GAAP EPS and thus, will further enhance the supplemental information regarding CSG’s performance. The data center transition project and the Intec acquisition were completed in 2010, and thus, there are no anticipated costs for either of these items in 2011. The following table below compares the exclusions from CSG’s non-GAAP operating income and non-GAAP EPS for the existing 2009 and 2010 presentations and the presentation planned for 2011:

	Operating Income		EPS
Non-GAAP Exclusions	2009/2010	2011	2009/2010	2011
Data center transition expenses	X	NA	X	NA
Intec acquisition-related charges	X	NA	X	NA
Stock-based compensation	—	X	X	X
Amortization of acquired intangible assets	—	X	X	X
Unusual income tax matters	—	—	X	X
Amortization of original issue discount (“OID”)	—	—	X	X
Gain/loss on repurchase of convertible debt securities	—	—	X	X

Also beginning in 2011, CSG will report on non-GAAP adjusted EBITDA since CSG believes this measure is useful information to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, taxes, depreciation, amortization, stock based compensation, foreign currency transaction adjustments, and unusual items, such as the data center transition expenses and Intec acquisition-related charges, as discussed above.

CSG believes that excluding certain items in calculating its non-GAAP measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Intec acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Intec, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to the following: (i) restructuring; (ii) investment banking, legal, accounting, and other professional services; and (iii) costs primarily related to the settlement of foreign currency hedging instruments associated with the funding of the acquisition incurred. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 8, 2011

•

Unusual fluctuations in the effective income tax rate can occur because of income tax timing matters, or as a result of different treatment of certain items for book accounting and income tax purposes. The unusual income tax matters included in CSG’s current 2010 calculation are primarily related to the income tax benefits recorded upon the completion of CSG’s IRS examination during the second quarter of 2010, and the difference in the book and tax treatment of certain Intec acquisition-related charges, and thus are not considered reflective of CSG’s normal income tax rate. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

CSG Systems International, Inc.

February 8, 2011

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

Non-GAAP Financial Measures

For clarification purposes, the comparable non-GAAP financial results presented for the years 2009 and 2010 throughout this press release use the 2009/2010 non-GAAP operating income definition outlined in the chart above, and CSG’s 2011 financial guidance uses the new corresponding 2011 definition. See the Non-GAAP Financial Measures - 2011 Financial Guidance section below for presentation of 2010 results using the modified definition to illustrate comparability to the 2011 presentation.

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters and full years are as follows. The overall impact of the Intec acquisition (which includes Intec’s December 2010 operating results, all Intec acquisition-related costs, and the interest cost related to the financing of the acquisition) on the consolidated results is summarized as follows (thousands, except percentages):

	CSG Historical Operations Quarter Ended December 31, 2010		Overall Impact of Intec Acquisition Quarter Ended December 31, 2010		Consolidated Quarter Ended December 31, 2010
	Amounts	% of Related Revenues	Amounts	% of Related Revenues	Amounts	% of Related Revenues
GAAP operating income	$30,081	22.1%	$(9,420)	(52.9)%	$20,661	13.4%
Data center transition expenses	338	0.2%	—	—	338	0.2%
Intec acquisition-related charges (1)	—	—	9,641	54.1%	9,641	6.3%

Non-GAAP operating income	$30,419	22.3%	$221	1.2%	$30,640	19.9%

	CSG Historical Operations Year Ended December 31, 2010		Overall Impact of Intec Acquisition Year Ended December 31, 2010		Consolidated Year Ended December 31, 2010
	Amounts	% of Related Revenues	Amounts	% of Related Revenues	Amounts	% of Related Revenues
GAAP operating income	$86,363	16.2%	$(12,021)	(67.4)%	$74,342	13.5%
Data center transition expenses	20,480	3.9%	—	—	20,480	3.7%
Intec acquisition-related charges (1)	—	—	12,242	68.6%	12,242	2.2%

Non-GAAP operating income	$106,843	20.1%	$221	1.2%	$107,064	19.5%

CSG Systems International, Inc.

February 8, 2011

	Consolidated Quarter Ended December 31, 2009		Consolidated Year Ended December 31, 2009
	Amounts	% of Total Revenues	Amounts	% of Total Revenues
GAAP operating income	$16,274	12.7%	$74,747	14.9%
Data center transition expenses	6,271	4.9%	15,486	3.1%

Non-GAAP operating income	$22,545	17.6%	$90,233	18.0%

(1)	The Intec acquisition-related charges include the following: (i) approximately $2.0 million for both the fourth quarter and full year 2010 related to restructuring charges associated with the acquisition; and (ii) approximately $7.6 million and $10.2 million for the fourth quarter and full year 2010, respectively, related primarily to investment banking, legal, accounting, and other professional services incurred as part of the acquisition.

Non-GAAP EPS:

The reconciliations of GAAP EPS from continuing operations to non-GAAP EPS for the indicated quarters and full years are as follows (in thousands, except per share amounts):

	CSG Historical Operations Quarter Ended December 31, 2010		Overall Impact of Intec Acquisition Quarter Ended December 31, 2010		Consolidated Quarter Ended December 31, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)
GAAP income before income taxes	$27,225	$0.57	($24,953)	($0.62)	$2,272	($0.05)
Income tax impacts (4)	—	—	—	0.10	—	0.10
Data center transition expenses	338	0.01	—	—	338	0.01
Intec acquisition-related charges (5)	—	—	23,664	0.50	23,664	0.50
Stock-based compensation	3,010	0.05	28	—	3,038	0.05
Amortization of acquired intangible assets	1,172	0.02	1,548	0.03	2,720	0.05
Amortization of OID	1,446	0.03	—	—	1,446	0.03
Loss on repurchase of convertible debt securities	79	—	—	—	79	—

Non-GAAP income before income taxes	$33,270	$0.68	$287	$0.01	$33,557	$0.69

CSG Systems International, Inc.

February 8, 2011

	CSG Historical Operations Year Ended December 31, 2010		Overall Impact of Intec Acquisition Year Ended December 31, 2010		Consolidated Year Ended December 31, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)
GAAP income before income taxes	$61,227	$1.30	($27,554)	($0.63)	$33,673	$0.67
Income tax impacts (4)	—	(0.12)	—	0.09	—	(0.03)
Data center transition expenses	20,480	0.40	—	—	20,480	0.40
Intec acquisition-related charges (5)	—	—	26,265	0.52	26,265	0.52
Stock-based compensation	12,310	0.24	28	—	12,338	0.24
Amortization of acquired intangible assets	4,658	0.09	1,548	0.03	6,206	0.12
Amortization of OID	6,893	0.13	—	—	6,893	0.13
Loss on repurchase of convertible debt securities	12,714	0.25	—	—	12,714	0.25

Non-GAAP income before income taxes	$118,282	$2.29	$287	$0.01	$118,569	$2.30

	Consolidated Quarter Ended December 31, 2009		Consolidated Year Ended December 31, 2009
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)
GAAP income before income taxes	$13,075	$0.24	$63,369	$1.22
Data center transition expenses	6,271	0.12	15,486	0.29
Stock-based compensation	3,159	0.06	12,632	0.24
Amortization of acquired intangible assets	1,215	0.02	6,104	0.12
Amortization of OID	2,057	0.04	8,382	0.16
Gain on repurchase of convertible debt securities	—	—	(1,468)	(0.03)

Non-GAAP income before income taxes	$25,777	$0.48	$104,505	$2.00

(2)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(3)	These items represent the after-tax impact to income from continuing operations on a per diluted share basis using the following: (i) assumed effective income tax rates of approximately 31% and 35%, respectively, for the quarter and year ended December 31, 2010, and 35% and 34%, respectively, for the quarter and year ended December 31, 2009, and (ii) the weighted-average diluted shares outstanding of 33.2 million and 33.4 million, respectively, for the quarter and year ended December 31, 2010, and 34.6 million and 34.4 million, respectively, for the quarter and year ended December 31, 2009.

CSG Systems International, Inc.

February 8, 2011

(4)	CSG’s GAAP effective income tax rate for the fourth quarter and full year 2010 were approximately 179% and 33%, respectively. These rates differ significantly from CSG’s normal, historical effective income tax rates due to the impact of several unusual income tax matters, which are primarily related to the income tax benefits recorded upon the completion of CSG’s IRS examination during the second quarter of 2010, and the tax treatment of certain Intec acquisition-related charges. This represents the income tax impact of these items.
(5)	The Intec acquisition-related charges include the following: (i) approximately $2.0 million for both the fourth quarter and full year 2010 related to restructuring charges associated with the acquisition; (ii) approximately $7.6 million and $10.2 million for the fourth quarter and full year 2010, respectively, related primarily to investment banking, legal, accounting, and other professional services incurred as part of the acquisition; and (iii) approximately $14.0 million for both the fourth quarter and full year 2010 related primarily to the settlement of foreign currency hedging instruments associated with the funding of the acquisition.

Non-GAAP Financial Measures – 2011 Financial Guidance

Non-GAAP Operating Income:

As mentioned above, beginning in 2011, CSG has modified its calculation of non-GAAP operating income to now exclude the impact of stock-based compensation and the amortization of acquired intangible assets. The reconciliation of GAAP operating income margin to non-GAAP operating income margin under this calculation methodology, as included in CSG’s 2011 full year financial guidance, is below. Included in the table below are the 2010 actual results of operations presented on the same basis for comparison purposes:

	2010 Actual Results	2011 Guidance
GAAP operating income margin	14%	13%
Data center transition expenses (6)	4%	—
Intec acquisition-related charges (7)	2%	—
Stock-based compensation (8)	2%	2%
Amortization of acquired intangible assets (9)	1%	3%

Non-GAAP operating income margin (approximately “23%” and approximately “18%”, respectively)	23%	18%

(6)	This represents the pretax impact of the 2010 data center transition expenses of $20.5 million on CSG’s 2010 operating income margin as a percentage of 2010 total revenues. This project was completed in 2010, and thus, there is no impact to the 2011 non-GAAP calculation for this item.
(7)	This represents the pretax impact of the 2010 Intec-related acquisition expenses of $12.2 million on CSG’s 2010 operating income margin as a percentage of 2010 total revenues. The acquisition was completed in 2010, and thus, there is no impact to the 2011 non-GAAP calculation for this item.
(8)	This represents the pretax impact of stock-based compensation expenses of $12.3 million in 2010 and an estimated $13 million in 2011 on CSG’s operating income margins as a percentage of 2010 total revenues and the midpoint of 2011 revenue guidance, respectively.
(9)	This represents the pretax impact of amortization of acquired intangible assets expenses of $6.2 million in 2010 and an estimated $22 million in 2011 on CSG’s operating income margins as a percentage of 2010 total revenues and the midpoint of 2011 revenue guidance, respectively.

CSG Systems International, Inc.

February 8, 2011

Non-GAAP EPS:

The reconciliation of GAAP EPS from continuing operations to non-GAAP EPS as included in CSG’s 2011 full year financial guidance is as follows:

	2011 Guidance Range (10)
	Low Range	High Range
GAAP EPS from continuing operations	$1.47	$1.55
Stock-based compensation (11)	0.25	0.25
Amortization of acquired intangible assets (12)	0.42	0.42
Amortization of OID (13)	0.10	0.10

Non-GAAP EPS	$2.24	$2.32

(10)	The after-tax impact of these items is calculated using: (i) an assumed effective income tax rate of approximately 37%; and (ii) the estimated weighted-average diluted shares outstanding of 33.4 million.
(11)	This represents the after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million.
(12)	This represents the after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $22 million.
(13)	This represents the after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

As mentioned above, beginning in 2011, CSG will report on non-GAAP adjusted EBITDA. CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliations of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2011 full year financial guidance, as well as the 2010 actual results for comparison purposes:

	Full Year
	2010	2011
GAAP operating income	$74,342	$102,000
Data center transition expenses	20,480	—
Intec acquisition-related charges	12,242	—
Depreciation (excluding data center expenses)	20,221	27,000

Amortization of intangible assets	18,682	37,000
Stock-based employee compensation	12,338	13,000

Adjusted EBITDA	$158,305	$179,000

CSG Systems International, Inc.

February 8, 2011

	Full Year
	2010	2011
Net income	$22,429	$50,000
Interest expense	6,976	18,000
Amortization of OID	6,893	5,000
Interest and investment income and other, net	63	(1,000)
Income tax provision, net	11,244	30,000
Depreciation (excluding data center expenses)	20,221	27,000
Amortization of intangible assets	18,682	37,000
Stock-based employee compensation	12,338	13,000
Data Center Transition Expenses	20,480	—
Intec acquisition-related charges	26,265	—
Loss on repurchase of convertible debt securities	12,714	—

Adjusted EBITDA	$158,305	$179,000

Adjusted EBITDA as a percentage of revenues	29%	23%

	Full Year
	2010	2011
Cash flows from operating activities	$121,309	$109,000
Income tax provision, net	11,244	30,000
Changes in operating assets and liabilities and deferred taxes	(12,322)	24,000
Data Center Transition Expenses, net of depreciation	18,273	—
Intec acquisition-related charges	12,242	—
Interest expense	6,976	18,000
Interest and investment income and other, net	63	(1,000)
Other	520	(1,000)

Adjusted EBITDA	$158,305	$179,000

Adjusted EBITDA as a percentage of revenues	29%	23%